EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113746 and 333-160612 on Form S-8 of Ingredion Incorporated of our report dated June 15, 2018 appearing in this Annual Report on Form 11-K of the Ingredion Incorporated Retirement Savings Plan for Salaried Employees for the year ended December 31, 2017.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois

June 15, 2018